UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 7, 2009

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	2200 Arthur Kill Road Staten Island, NY	10309-1202
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 7, 2009, Precision Aerospace Components, Inc. (the “Company”), determined that its financial statements for the Fiscal Year ending December 31, 2006 and 2007 and the first three quarters of 2008 should no longer be relied upon.

The Company has received a standard Sarbanes Oxley comment letter from the SEC after they reviewed our 2007 10-KSB filing.  As a result of the questions raised by the SEC the Company has determined that it will restate its year-end 2006 and 2007 financial statements as well as our quarterly filings through September 2008.

The Company has determined that certain reclassifications are necessary in 2006. Two items in temporary and permanent equity on the balance sheet should be characterized as liabilities in 2006.  This characterization is required because certain variable features in our warrants and preferred stock cause these securities to be properly characterized as liabilities pursuant to accounting regulations.  These variable features were eliminated in 2007 and the amounts were reclassified to equity.  The Company has also ascertained that its 2006 income statement included amounts of income achieved by its acquired assets from July 1-20, 2006, immediately prior to the closing of the acquisition transaction on July 20, 2006; this restatement will be carried through to our filings through the present.

Finally, the Company has determined that it had recognized the expense associated with the options awards in 2008 (a non – cash item) in the wrong periods due to a miscalculation although this non-cash expense was fully included by the third quarter 10-Q.  These items affected one or more of the Company’s filings through its 3rd quarter 2008 10-Q.

These adjustments do not affect the cash position of the Company.

The need for the restatement of the financials to rectify the issues has been discussed with the Company’s independent accountants who agreed, at a meeting with the Company’s President, Chief Executive Officer and Chief Financial Officer on January 7, 2009, that the contemplated changes should be made and that the changes would affect the Company’s financial statements for the period from closing of the acquisition of assets in July, 2006 for that fiscal year, for the filings in 2007 and the first three quarters of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    Precision Aerospace Components, Inc.

Date:   January 12, 2009                                                                                                                                                                          By: /s/ Andrew Prince
                                                                                                          Andrew Prince
                                                                                                          Chief Executive Officer